Exhibit 25

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) [ ]

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

APOGENT TECHNOLOGIES INC.

(Exact name of obligor as specified in its charter)

Wisconsin	22-2849508
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Apogent Finance Company

(Exact name of obligor as specified in its charter)

Delaware	02-0522134
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Apogent Holding Company

(Exact name of obligor as specified in its charter)

Delaware	02-0688113
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Apogent Service Corporation

(Exact name of obligor as specified in its charter)

Delaware	32-0056654
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Apogent Transition Corp.

(Exact name of obligor as specified in its charter)

Delaware	13-3326805
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Applied Biotech, Inc.

(Exact name of obligor as specified in its charter)

California	33-0447325
(State or other jurisdiction of incorporation or organization)	I.R.S. employer identification no.)

Barnstead Thermolyne Corporation

(Exact name of obligor as specified in its charter)

Delaware	13-3326802
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

BT Canada Holdings Inc.

(Exact name of obligor as specified in its charter)

Delaware	02-0523030
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Capitol Vial Inc.

(Exact name of obligor as specified in its charter)

Alabama	63-1091273
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chase Scientific Glass, Inc.

(Exact name of obligor as specified in its charter)

Wisconsin	62-1711339
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Consolidated Technologies, Inc.

(Exact name of obligor as specified in its charter)

Wisconsin	74-2951231
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Erie Scientific Company

(Exact name of obligor as specified in its charter)

Delaware	13-3326819
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Erie Scientific Company of Puerto Rico

(Exact name of obligor as specified in its charter)

Delaware	22-2855227
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Erie UK Holding Company

(Exact name of obligor as specified in its charter)

Delaware	02-0523659
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Ever Ready Thermometor Co., Inc.

(Exact name of obligor as specified in its charter)

Wisconsin	22-3329530
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Forefront Diagnostics Inc.

(Exact name of obligor as specified in its charter)

California	33-0733551
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Genevac Inc.

(Exact name of obligor as specified in its charter)

New York	13-3614495
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

G&P Labware Holdings Inc.

(Exact name of obligor as specified in its charter)

Delaware	02-0528748
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Lab-Line Instruments, Inc.

(Exact name of obligor as specified in its charter)

Delaware	36-2160341
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Lab Vision Corporation

(Exact name of obligor as specified in its charter)

California	94-3204455
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Marsh Bio Products, Inc.

(Exact name of obligor as specified in its charter)

Delaware	03-0418855
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Matrix Technologies Corporation

(Exact name of obligor as specified in its charter)

Delaware	04-2876817
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Metavac LLC

(Exact name of obligor as specified in its charter)

Delaware	02-0530733
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Microgenics Corporation

(Exact name of obligor as specified in its charter)

Delaware	68-0148167
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Molecular BioProducts, Inc.

(Exact name of obligor as specified in its charter)

California	95-3244122
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Nalge Nunc International Corporation

(Exact name of obligor as specified in its charter)

Delaware	13-3326816
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

National Scientific Company

(Exact name of obligor as specified in its charter)

Wisconsin	58-2315507
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

The Naugatuck Glass Company

(Exact name of obligor as specified in its charter)

Connecticut	06-0465440
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Neomarkers, Inc.

(Exact name of obligor as specified in its charter)

California	94-3223858
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

NERL Diagnostics Corporation

(Exact name of obligor as specified in its charter)

Wisconsin	05-0486109
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Owl Separation Systems, Inc.

(Exact name of obligor as specified in its charter)

Wisconsin	39-1915146
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Remel Inc.

(Exact name of obligor as specified in its charter)

Wisconsin	74-2826694
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Richard-Allan Scientific Company

(Exact name of obligor as specified in its charter)

Wisconsin	38-3235594
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Robbins Scientific Corporation

(Exact name of obligor as specified in its charter)

California	94-2456711
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Samco Scientific Corporation

(Exact name of obligor as specified in its charter)

Delaware	95-3145731
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Separation Technology, Inc.

(Exact name of obligor as specified in its charter)

Delaware	93-0968130
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Seradyn Inc.

(Exact name of obligor as specified in its charter)

Delaware	02-0530147
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

30 Penhallow Street
Portsmouth, New Hampshire	03801
(Address of principal executive offices)	(Zip code)

Series B 6-1/2% Senior Subordinated Notes Due 2013

(Title of the indenture securities)

1.    General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York,
N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)    Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe eachsuch affiliation.

None.

16.    List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 10th day of July, 2003.

THE BANK OF NEW YORK

By:	/s/ ROBERT A. MASSIMILLO

Name: Title:	ROBERT A. MASSIMILLO VICE PRESIDENT

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$4,389,492
Interest-bearing balances	3,288,212
Securities:
Held-to-maturity securities	654,763
Available-for-sale securities	17,626,360
Federal funds sold in domestic offices	1,759,600
Securities purchased under agreements to resell	911,600
Loans and lease financing receivables:
Loans and leases held for sale	724,074
Loans and leases, net of unearned income	32,368,718
LESS: Allowance for loan and lease losses	826,505
Loans and leases, net of unearned income and allowance	31,542,213
Trading Assets	7,527,662
Premises and fixed assets (including capitalized leases)	825,706
Other real estate owned	164
Investments in unconsolidated subsidiaries and associated companies	260,940
Customers’ liability to this bank on acceptances outstanding	225,935
Intangible assets
Goodwill	2,027,675
Other intangible assets	75,330
Other assets	4,843,295

Total assets	$76,683,021

LIABILITIES
Deposits:
In domestic offices	$33,212,852
Noninterest-bearing	12,997,086
Interest-bearing	20,215,766
In foreign offices, Edge and Agreement subsidiaries, and IBFs	24,210,507
Noninterest-bearing	595,520
Interest-bearing	23,614,987
Federal funds purchased in domestic offices	375,322
Securities sold under agreements to repurchase	246,755
Trading liabilities	2,335,466
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	959,997
Bank’s liability on acceptances executed and outstanding	227,253
Subordinated notes and debentures	2,090,000
Other liabilities	5,716,796

Total liabilities	$69,374,948

Minority interest in consolidated subsidiaries	540,772

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	1,056,295
Retained earnings	4,463,720
Accumulated other comprehensive income	(112,002)
Other equity capital components	0
Total equity capital	6,767,301

Total liabilities minority interest and equity capital	$76,683,021

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,

Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi

Gerald L. Hassell                                                                                                  Directors

Alan R. Griffith